DISTRIBUTION AGREEMENT

This Distribution Agreement (this “Agreement”) is entered into as of December 31, 2025 (the “Effective Date”), by and between Sow Good Inc., a Delaware corporation (“SOWG”), and Trea Grove, LLC, a Texas limited liability company (“Distributor”). SOWG and Distributor may be referred to individually as a “Party” and collectively as the “Parties.”

1. PURPOSE AND RELATIONSHIP

1.1 Purpose. SOWG desires to appoint Distributor, and Distributor desires to act, as the exclusive distributor of certain SOWG products as set forth herein.

1.2 Independent Contractors. The Parties are independent contractors. Nothing in this Agreement or a certain asset purchase agreement, by and among SOWG and the Distributor as of December 30, 2025 (the “Asset Purchase Agreement”), shall be deemed to create any partnership, joint venture, fiduciary relationship, or agency relationship between the Parties, nor shall either Party have authority to bind the other except as expressly set forth herein.

2. PRODUCTS

2.1 Products. The products subject to this Agreement (the “Products”) shall consist of SOWG fruits, snacks, and candy products, as may be mutually agreed upon by the Parties from time to time.

3. APPOINTMENT AND SCOPE

3.1 Appointment. SOWG hereby appoints Distributor, and Distributor accepts appointment, to provide distribution services for the Products in accordance with this Agreement.

3.2 Territory. The territory covered by this Agreement (the “Territory”) shall be all territories worldwide, or as mutually agreed upon by the Parties.

3.3 Exclusivity. Distribution under this Agreement shall be exclusive within the Territory during the Term (as defined herein).

4. DISTRIBUTION SERVICES

4.1 Services. Distributor shall be responsible for services in connection with the distribution of the Products, including, but not limited to, customer communications, order intake and management, billing and invoicing, collection of customer payments, shipping, logistics, fulfillment, customer service related to orders (the “Services”).

5. PRICING, BILLING, AND REMITTANCE

5.1 Pricing and Customers. Distributor shall have full authority to, among other things, control pricing, customer relationships, and sales channels for the Products.

5.2 Billing and Collections. Distributor shall invoice customers directly and collect all amounts due from customers.

5.3 Remittance to SOWG. Distributor shall remit to SOWG ten percent (10%) of gross receipts from sales of the Products, within thirty (30) days after Distributor’s receipt of payment from customers.

6. SYSTEMS AND COMMUNICATIONS ACCESS

6.1 Email and Systems Access. During the Term (as defined herein), Distributor shall have the right to access and use the sowginc.com email address and SOWG’s NetSuite system in the ordinary course of performing the Services, consistent with the Asset Purchase Agreement.

6.2 Termination of Access. Upon expiration or earlier termination of this Agreement, the Parties shall reasonably cooperate to effect an orderly transition off such systems.

7. TERM AND TERMINATION

7.1 Term. The term of this Agreement shall commence on the Effective Date and continue through July 31, 2026, unless earlier terminated by mutual written agreement (the “Term”). The Term may be extended as needed in the sole discretion of SOWG upon written notice to Distributor.

7.2 Termination. This Agreement may be terminated only by mutual written agreement of the Parties.

7.3 Orderly Wind-Down and Transition. Upon expiration or termination, the Parties shall cooperate to effect an orderly wind-down, including fulfillment of accepted orders, transition of customer communications, and data export as reasonably required.

8. LIABILITY ALLOCATION

8.1 Product Liability. SOWG shall retain all liability relating to the manufacture, formulation, quality, safety, and regulatory compliance of the Products.

8.2 Distribution Liability. Distributor shall be responsible for liabilities arising from distribution activities.

8.3 Chargebacks and Returns. Distributor shall be responsible for all chargebacks and returns.

8.4 Customer Non-Payment. If Distributor has remitted payment to SOWG and the underlying customer payment is not collected, SOWG shall reimburse Distributor to the extent not absorbed by Distributor.

9. INTELLECTUAL PROPERTY

9.1 Ownership. All intellectual property related to the Products shall remain the exclusive property of SOWG, except as expressly transferred under the Asset Purchase Agreement.

9.2 Limited License. During the Term, SOWG grants Distributor a non-exclusive, royalty-free license to use SOWG trademarks solely for distribution and marketing of the Products.

10. CONFIDENTIALITY

Each Party shall maintain the confidentiality of the other Party’s confidential information.

11. GOVERNING LAW

This Agreement shall be governed by the laws of the State of Texas.

12. MISCELLANEOUS

12.1 Consistency with Asset Purchase Agreement. In the event of any conflict, the Asset Purchase Agreement shall control.

12.2 Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the Parties and may be amended only in writing signed by both Parties.

12.3 Counterparts; Electronic Signatures. This Agreement may be executed in counterparts and by electronic signature.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

SOW GOOD INC.

By: /s/ Claudia Goldfarb

Name: Claudia Goldfarb

Title: Chief Executive Officer

Trea Grove, LLC

By: /s/ Ira Goldfarb

Name: Ira Goldfarb

Title: Managing Member